AGREEMENT AND PLAN OF REORGANIZATION

THIS AGREEMENT AND PLAN OF REORGANIZATION (the Agreement) is made as of May 15, 2008, by and between Fidelity Charles Street Trust, a Massachusetts business trust, on behalf of its series Fidelity Advisor Asset Manager 70% (Advisor Asset Manager 70%), and Fidelity Asset Manager 70% (Asset Manager 70%). Fidelity Charles Street Trust may be referred to herein as the "Trust." The Trust is a duly organized business trust under the laws of the Commonwealth of Massachusetts with its principal place of business at 82 Devonshire Street, Boston, Massachusetts 02109. Asset Manager 70% and Advisor Asset Manager 70% may be referred to herein collectively as the "Funds" or each individually as the "Fund."

This Agreement is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the Code). The reorganization will comprise: (a) the transfer of all of the assets of Advisor Asset Manager 70% to Asset Manager 70% solely in exchange for shares of beneficial interest in Asset Manager 70% (the Asset Manager 70% Shares) and the assumption by Asset Manager 70% of Advisor Asset Manager 70%'s liabilities; and (b) the constructive distribution of such shares by Advisor Asset Manager 70% pro rata to its shareholders in complete liquidation and termination of Advisor Asset Manager 70% in exchange for all of Advisor Asset Manager 70%'s outstanding shares. Advisor Asset Manager 70% shall receive shares of Asset Manager 70% having an aggregate net asset value equal to the value of the assets of Advisor Asset Manager 70% on the Closing Date (as defined in Section 6), which Advisor Asset Manager 70% shall then distribute pro rata to its shareholders. The foregoing transactions are referred to herein as the "Reorganization."

In consideration of the mutual promises and subject to the terms and conditions herein, the parties covenant and agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF ADVISOR ASSET MANAGER 70%. Advisor Asset Manager 70% represents and warrants to and agrees with Asset Manager 70% that:

(a) Advisor Asset Manager 70% is a series of Fidelity Charles Street Trust, a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;

(b) Fidelity Charles Street Trust is an open-end, management investment company duly registered under the Investment Company Act of 1940, as amended (the 1940 Act), and such registration is in full force and effect;

(c) The Prospectus and Statement of Additional Information of Advisor Asset Manager 70% dated November 29, 2007, previously furnished to Asset Manager 70%, did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) Except as disclosed in writing to Asset Manager 70%, there are no material legal, administrative, or other proceedings pending or, to the knowledge of Advisor Asset Manager 70%, threatened against Advisor Asset Manager 70% which assert liability on the part of Advisor Asset Manager 70%. Advisor Asset Manager 70% knows of no facts which might form the basis for the institution of such proceedings, except as otherwise disclosed to Asset Manager 70%;

(e) Advisor Asset Manager 70% is not in, and the execution, delivery, and performance of this Agreement will not result in, violation of any provision of its Amended and Restated Declaration of Trust or By-laws, or, to the knowledge of Advisor Asset Manager 70%, of any agreement, indenture, instrument, contract, lease, or other undertaking to which Advisor Asset Manager 70% is a party or by which Advisor Asset Manager 70% is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which Advisor Asset Manager 70% is a party or is bound;

(f) The Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, Financial Highlights, and the Schedule of Investments (including market values) of Advisor Asset Manager 70% at September 30, 2007, have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, and have been furnished to Asset Manager 70%. Said Statement of Assets and Liabilities and Schedule of Investments fairly present the Fund's financial position as of such date and said Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights fairly reflect its results of operations, changes in financial position, and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;

(g) Advisor Asset Manager 70% has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of September 30, 2007 and those incurred in the ordinary course of Advisor Asset Manager 70%'s business as an investment company since September 30, 2007;

(h) [Reserved];

(i) All material contracts and commitments of Advisor Asset Manager 70% (other than this Agreement) will be terminated without liability to Advisor Asset Manager 70% prior to the Closing Date (other than those made in connection with redemptions of shares and the purchase and sale of portfolio securities made in the ordinary course of business);

(j) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Advisor Asset Manager 70% of the transactions contemplated by this Agreement, except such as have been obtained under the Securities Act of 1933, as amended (the 1933 Act), the Securities Exchange Act of 1934, as amended (the 1934 Act), the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the District of Columbia and Puerto Rico);

(k) Advisor Asset Manager 70% has filed or will file all federal and state tax returns which, to the knowledge of Advisor Asset Manager 70%'s officers, are required to be filed by Advisor Asset Manager 70% and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of Advisor Asset Manager 70%'s knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(l) Advisor Asset Manager 70% has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for all prior taxable years and intends to meet such requirements for its current taxable year ending on the Closing Date;

(m) All of the issued and outstanding shares of Advisor Asset Manager 70% are, and at the Closing Date will be, duly and validly issued and outstanding and fully paid and nonassessable as a matter of Massachusetts law (except as disclosed in the Fund's Statement of Additional Information), and have been offered for sale and in conformity with all applicable federal securities laws. All of the issued and outstanding shares of Advisor Asset Manager 70% will, at the Closing Date, be held by the persons and in the amounts set forth in the list of shareholders submitted to Asset Manager 70% in accordance with this Agreement;

(n) As of both the Valuation Time (as defined in Section 4) and the Closing Date, Advisor Asset Manager 70% will have the full right, power, and authority to sell, assign, transfer, and deliver its portfolio securities and any other assets of Advisor Asset Manager 70% to be transferred to Asset Manager 70% pursuant to this Agreement. As of the Closing Date, subject only to the delivery of Advisor Asset Manager 70%'s portfolio securities and any such other assets as contemplated by this Agreement, Asset Manager 70% will acquire Advisor Asset Manager 70%'s portfolio securities and any such other assets subject to no encumbrances, liens, or security interests (except for those that may arise in the ordinary course and are disclosed to Asset Manager 70%) and without any restrictions upon the transfer thereof; and

(o) The execution, performance, and delivery of this Agreement will have been duly authorized prior to the Closing Date by all necessary corporate action on the part of Advisor Asset Manager 70%, and this Agreement constitutes a valid and binding obligation of Advisor Asset Manager 70% enforceable in accordance with its terms.

2. REPRESENTATIONS AND WARRANTIES OF ASSET MANAGER 70%. Asset Manager 70% represents and warrants to and agrees with Advisor Asset Manager 70% that:

(a) Asset Manager 70% is a series of Fidelity Charles Street Trust, a business trust duly organized, validly existing, and in good standing under the laws of the Commonwealth of Massachusetts, and has the power to own all of its properties and assets and to carry out its obligations under this Agreement. It has all necessary federal, state, and local authorizations to carry on its business as now being conducted and to carry out this Agreement;

(b) Fidelity Charles Street Trust is an open-end, management investment company duly registered under the 1940 Act, and such registration is in full force and effect;

(c) The Prospectus and Statement of Additional Information of Asset Manager 70%, dated November 29, 2007, previously furnished to Advisor Asset Manager 70% did not and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) Except as disclosed in writing to Advisor Asset Manager 70%, there are no material legal, administrative, or other proceedings pending or, to the knowledge of Asset Manager 70%, threatened against Asset Manager 70% which assert liability on the part of Asset Manager 70%. Asset Manager 70% knows of no facts which might form the basis for the institution of such proceedings, except as otherwise disclosed to Advisor Asset Manager 70%;

(e) Asset Manager 70% is not in, and the execution, delivery, and performance of this Agreement will not result in, violation of any provision of its Amended and Restated Declaration of Trust or By-laws, or, to the knowledge of Asset Manager 70%, of any agreement, indenture, instrument, contract, lease, or other undertaking to which Asset Manager 70% is a party or by which Asset Manager 70% is bound or result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which Asset Manager 70% is a party or is bound;

(f) The Statement of Assets and Liabilities, the Statement of Operations, the Statement of Changes in Net Assets, Financial Highlights, and the Schedule of Investments (including market values) of Asset Manager 70% at September 30, 2007, have been audited by Deloitte & Touche LLP, independent registered public accounting firm, and have been furnished to Advisor Asset Manager 70%. Said Statement of Assets and Liabilities and Schedule of Investments fairly present its financial position as of such date and said Statement of Operations, Statement of Changes in Net Assets, and Financial Highlights fairly reflect its results of operations, changes in financial position, and financial highlights for the periods covered thereby in conformity with generally accepted accounting principles consistently applied;

(g) Asset Manager 70% has no known liabilities of a material nature, contingent or otherwise, other than those shown as belonging to it on its statement of assets and liabilities as of September 30, 2007 and those incurred in the ordinary course of Asset Manager 70%'s business as an investment company since September 30, 2007;

(h) No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by Asset Manager 70% of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, the 1940 Act, and state securities or blue sky laws (which term as used herein shall include the District of Columbia and Puerto Rico);

(i) Asset Manager 70% has filed or will file all federal and state tax returns which, to the knowledge of Asset Manager 70%'s officers, are required to be filed by Asset Manager 70% and has paid or will pay all federal and state taxes shown to be due on said returns or provision shall have been made for the payment thereof, and, to the best of Asset Manager 70%'s knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns;

(j) Asset Manager 70% has met the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company for all prior taxable years and intends to meet such requirements for its current taxable year ending on September 30, 2008;

(k) As of the Closing Date, the shares of beneficial interest of Asset Manager 70% to be issued to Advisor Asset Manager 70% will have been duly authorized and, when issued and delivered pursuant to this Agreement, will be legally and validly issued and will be fully paid and nonassessable (except as disclosed in the Fund's Statement of Additional Information) by Asset Manager 70%, and no shareholder of Asset Manager 70% will have any preemptive right of subscription or purchase in respect thereof;

(l) The execution, performance, and delivery of this Agreement will have been duly authorized prior to the Closing Date by all necessary corporate action on the part of Asset Manager 70%, and this Agreement constitutes a valid and binding obligation of Asset Manager 70% enforceable in accordance with its terms;

(m) The registration statement (Registration Statement) filed with the Securities and Exchange Commission (Commission) by Fidelity Charles Street Trust on Form N-1A (i) complies in all material respects with the provisions of the 1933 Act, the 1934 Act, and the 1940 Act, and the rules and regulations thereunder, and (ii) does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(o) All of the issued and outstanding shares of beneficial interest of Asset Manager 70% have been offered for sale and sold in conformity with the federal securities laws.

3. REORGANIZATION.

(a) Subject to the terms and conditions contained herein, Advisor Asset Manager 70% agrees to assign, sell, convey, transfer, and deliver to Asset Manager 70% as of the Closing Date all of the assets of Advisor Asset Manager 70% of every kind and nature existing on the Closing Date. Asset Manager 70% agrees in exchange therefor: (i) to assume all of Advisor Asset Manager 70%'s liabilities existing on or after the Closing Date, whether or not determinable on the Closing Date, and (ii) to issue and deliver to Advisor Asset Manager 70% the number of full and fractional shares of Asset Manager 70% having an aggregate net asset value equal to the value of the assets of Advisor Asset Manager 70% transferred hereunder, less the value of the liabilities of Advisor Asset Manager 70%, determined as provided for under Section 4.

(b) The assets of Advisor Asset Manager 70% to be acquired by Asset Manager 70% shall include, without limitation, all cash, cash equivalents, securities, receivables (including interest or dividends receivables), claims, choses in action, and other property owned by Advisor Asset Manager 70%, and any deferred or prepaid expenses shown as an asset on the books of Advisor Asset Manager 70% on the Closing Date. Advisor Asset Manager 70% will pay or cause to be paid to Asset Manager 70% any dividend or interest payments received by it on or after the Closing Date with respect to the assets transferred to Asset Manager 70% hereunder, and Asset Manager 70% will retain any dividend or interest payments received by it after the Valuation Time with respect to the assets transferred hereunder without regard to the payment date thereof.

(c) The liabilities of Advisor Asset Manager 70% to be assumed by Asset Manager 70% shall include (except as otherwise provided for herein) all of Advisor Asset Manager 70%'s liabilities, debts, obligations, and duties, of whatever kind or nature, whether absolute, accrued, contingent, or otherwise, whether or not arising in the ordinary course of business, whether or not determinable on the Closing Date, and whether or not specifically referred to in this Agreement. Notwithstanding the foregoing, Advisor Asset Manager 70% agrees to use its best efforts to discharge all of its known liabilities prior to the Closing Date, other than liabilities incurred in the ordinary course of business.

(d) Pursuant to this Agreement, as soon after the Closing Date as is conveniently practicable, Advisor Asset Manager 70% will constructively distribute pro rata to its shareholders of record, determined as of the Valuation Time on the Closing Date, the Asset Manager 70% Shares in exchange for such shareholders' shares of beneficial interest in Advisor Asset Manager 70% and Advisor Asset Manager 70% will be liquidated in accordance with Advisor Asset Manager 70%'s Amended and Restated Declaration of Trust. Such distribution shall be accomplished by the Funds' transfer agent opening accounts on Asset Manager 70%'s share transfer books in the names of the Advisor Asset Manager 70% shareholders and transferring the Asset Manager 70% Shares thereto. Each Advisor Asset Manager 70% shareholder's account shall be credited with the respective pro rata number of full and fractional (rounded to the third decimal place) Asset Manager 70% Shares due that shareholder. All outstanding Advisor Asset Manager 70% shares, including any represented by certificates, shall simultaneously be canceled on Advisor Asset Manager 70%'s share transfer records. Asset Manager 70% shall not issue certificates representing the Asset Manager 70% Shares in connection with the Reorganization.

(e) Any reporting responsibility of Advisor Asset Manager 70% is and shall remain its responsibility up to and including the date on which it is terminated.

(f) Any transfer taxes payable upon issuance of the Asset Manager 70% shares in a name other than that of the registered holder on Advisor Asset Manager 70%'s books of the Advisor Asset Manager 70% shares constructively exchanged for the Asset Manager 70% Shares shall be paid by the person to whom such Asset Manager 70% Shares are to be issued, as a condition of such transfer.

4. VALUATION.

(a) The Valuation Time shall be as of the close of business of the New York Stock Exchange on the Closing Date, or such other date as may be mutually agreed upon in writing by the parties hereto (the Valuation Time).

(b) As of the Closing Date, Asset Manager 70% will deliver to Advisor Asset Manager 70% the number of Asset Manager 70% Shares having an aggregate net asset value equal to the value of the assets of Advisor Asset Manager 70% transferred hereunder less the liabilities of Advisor Asset Manager 70%, determined as provided in this Section 4.

(c) The net asset value per share of the Asset Manager 70% shares to be delivered to Advisor Asset Manager 70%, the value of the assets of Advisor Asset Manager 70% transferred hereunder, and the value of the liabilities of Advisor Asset Manager 70% to be assumed hereunder shall in each case be determined as of the Valuation Time.

(d) The net asset value per share of the Asset Manager 70% shares shall be computed in the manner set forth in the then-current Asset Manager 70% Prospectus and Statement of Additional Information, and the value of the assets and liabilities of Advisor Asset Manager 70% shall be computed in the manner set forth in the then-current Advisor Asset Manager 70% Prospectus and Statement of Additional Information.

(e) All computations pursuant to this Section shall be made by or under the direction of Fidelity Service Company, Inc., a wholly-owned subsidiary of FMR LLC, in accordance with its regular practice as pricing agent for Advisor Asset Manager 70% and Asset Manager 70%.

5. FEES; EXPENSES.

(a) Any expenses incurred in connection with the transactions contemplated by this Agreement which may be attributable to Advisor Asset Manager 70% will be borne by Advisor Asset Manager 70%. Expenses exceeding each class's expense cap will be paid by FMR (but not including costs incurred in connection with the purchase or sale of portfolio securities).

(b) Any expenses incurred in connection with the transactions contemplated by this Agreement which may be attributable to Asset Manager 70% will be borne by Asset Manager 70%.

(c) Each of Asset Manager 70% and Advisor Asset Manager 70% represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker's or finder's or other similar fee or commission arising out of the transactions contemplated by this Agreement.

6. CLOSING DATE.

(a) The Reorganization, together with related acts necessary to consummate the same (the Closing), unless otherwise provided herein, shall occur at the principal office of the Trusts, 82 Devonshire Street, Boston, Massachusetts, as of the Valuation Time on September 26, 2008, or at some other time, date, and place agreed to by Advisor Asset Manager 70% and Asset Manager 70% (the Closing Date).

(b) In the event that on the Closing Date: (i) any of the markets for securities held by the Funds is closed to trading, or (ii) trading thereon is restricted, or (iii) trading or the reporting of trading on said market or elsewhere is disrupted, all so that accurate appraisal of the total net asset value of Advisor Asset Manager 70% and the net asset value per share of Asset Manager 70% is impracticable, the Valuation Time and the Closing Date shall be postponed until the first business day after the day when such trading shall have been fully resumed and such reporting shall have been restored, or such other date as the parties may agree.

7. TERMINATION OF ADVISOR ASSET MANAGER 70%. Advisor Asset Manager 70% agrees that as soon as reasonably practicable after distribution of the Asset Manager 70% Shares, Advisor Asset Manager 70% shall be terminated as a series of Fidelity Charles Street Trust pursuant to its Amended and Restated Declaration of Trust, any further actions shall be taken in connection therewith as required by applicable law, and on and after the Closing Date Advisor Asset Manager 70% shall not conduct any business except in connection with its liquidation and termination.

8. CONDITIONS TO OBLIGATIONS OF ASSET MANAGER 70%.

(a) That Advisor Asset Manager 70% furnishes to Asset Manager 70% a statement, dated as of the Closing Date, signed by an officer of Fidelity Charles Street Trust, certifying that as of the Valuation Time and the Closing Date all representations and warranties of Advisor Asset Manager 70% made in this Agreement are true and correct in all material respects and that Advisor Asset Manager 70% has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates;

(b) That Advisor Asset Manager 70% furnishes Asset Manager 70% with copies of the resolutions, certified by an officer of Fidelity Charles Street Trust, evidencing the adoption of this Agreement and the approval of the transactions contemplated herein by the Board of Trustees of Fidelity Charles Street Trust on behalf of Advisor Asset Manager 70%;

(c) That, on or prior to the Closing Date, Advisor Asset Manager 70% will declare one or more dividends or distributions which, together with all previous such dividends or distributions attributable to its current taxable year, shall have the effect of distributing to the shareholders of Advisor Asset Manager 70% substantially all of Advisor Asset Manager 70%'s investment company taxable income and all of its net realized capital gain, if any, as of the Closing Date;

(d) That Advisor Asset Manager 70% shall deliver to Asset Manager 70% at the Closing a statement of its assets and liabilities, together with a list of its portfolio securities showing each such security's adjusted tax basis and holding period by lot, with values determined as provided in Section 4 of this Agreement, all as of the Valuation Time, certified on Advisor Asset Manager 70%'s behalf by its Treasurer or Assistant Treasurer;

(e) That Advisor Asset Manager 70%'s custodian shall deliver to Asset Manager 70% a certificate identifying the assets of Advisor Asset Manager 70% held by such custodian as of the Valuation Time on the Closing Date and stating that as of the Valuation Time: (i) the assets held by the custodian will be transferred to Asset Manager 70%; (ii) Advisor Asset Manager 70%'s assets have been duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof; and (iii) to the best of the custodian's knowledge, all applicable taxes (including stock transfer taxes, if any) in conjunction with the delivery of the assets, that the custodian has been notified are due, have been paid or provision for payment has been made;

(f) That Advisor Asset Manager 70%'s transfer agent shall deliver to Asset Manager 70% at the Closing a certificate setting forth the number of shares of Advisor Asset Manager 70% outstanding as of the Valuation Time and the name and address of each holder of record of any such shares and the number of shares held of record by each such shareholder;

(g) [Reserved];

(h) That Advisor Asset Manager 70% delivers to Asset Manager 70% a certificate of an officer of Fidelity Charles Street Trust, dated as of the Closing Date, that there has been no material adverse change in Advisor Asset Manager 70%'s financial position since September 30, 2007, other than changes in the market value of its portfolio securities, or changes due to net redemptions of its shares, dividends paid, or losses from operations; and

(i) That all of the issued and outstanding shares of beneficial interest of Advisor Asset Manager 70% shall have been offered for sale and sold in conformity with all applicable state securities laws and, to the extent that any audit of the records of Advisor Asset Manager 70% or its transfer agent by Asset Manager 70% or its agents shall have revealed otherwise, Advisor Asset Manager 70% shall have taken all actions that in the opinion of Asset Manager 70% are necessary to remedy any prior failure on the part of Advisor Asset Manager 70% to have offered for sale and sold such shares in conformity with such laws.

9. CONDITIONS TO OBLIGATIONS OF ADVISOR ASSET MANAGER 70%.

(a) That Asset Manager 70% shall have executed and delivered to Advisor Asset Manager 70% an Assumption of Liabilities, certified by an officer of Fidelity Charles Street Trust, dated as of the Closing Date pursuant to which Asset Manager 70% will assume all of the liabilities of Advisor Asset Manager 70% existing at the Valuation Time in connection with the transactions contemplated by this Agreement;

(b) That Asset Manager 70% furnishes to Advisor Asset Manager 70% a statement, dated as of the Closing Date, signed by an officer of Fidelity Charles Street Trust, certifying that as of the Valuation Time and the Closing Date all representations and warranties of Asset Manager 70% made in this Agreement are true and correct in all material respects, and Asset Manager 70% has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such dates; and

(c) That Advisor Asset Manager 70% shall have received an opinion of Dechert LLP, counsel to Advisor Asset Manager 70% and Asset Manager 70%, to the effect that the Asset Manager 70% shares are duly authorized and upon delivery to Advisor Asset Manager 70% as provided in this Agreement will be validly issued and will be fully paid and nonassessable by Asset Manager 70% (except as disclosed in Asset Manager 70%'s Statement of Additional Information) and no shareholder of Asset Manager 70% has any preemptive right of subscription or purchase in respect thereof.

10. CONDITIONS TO OBLIGATIONS OF ASSET MANAGER 70% AND ADVISOR ASSET MANAGER 70%.

(a) That this Agreement shall have been adopted;

(b) That all consents of other parties and all other consents, orders, and permits of federal, state, and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, which term as used herein shall include the District of Columbia and Puerto Rico, and including "no action" positions of such federal or state authorities) deemed necessary by Asset Manager 70% or Advisor Asset Manager 70% to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order, or permit would not involve a risk of a material adverse effect on the assets or properties of Asset Manager 70% or Advisor Asset Manager 70%, provided that either party hereto may for itself waive any of such conditions;

(c) That all proceedings taken by either Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to it and its counsel, Dechert LLP;

(d) That there shall not be any material litigation pending with respect to the matters contemplated by this Agreement;

(e) That the Registration Statement continues to be effective under the 1933 Act, and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of Asset Manager 70% and Advisor Asset Manager 70%, threatened by the Commission; and

(f) That Asset Manager 70% and Advisor Asset Manager 70% shall have received an opinion of Dechert LLP satisfactory to Asset Manager 70% and Advisor Asset Manager 70% that for federal income tax purposes:

(i) The acquisition by Asset Manager 70% of substantially all of the properties of Advisor Asset Manager 70% in exchange solely for Asset Manager 70% Shares and the assumption of all liabilities of Advisor Asset Manager 70% by Asset Manager 70% followed by the distribution of Asset Manager 70% Shares to the Advisor Asset Manager 70% shareholders in exchange for their Advisor Asset Manager 70% shares in complete liquidation and termination of Advisor Asset Manager 70% will constitute a tax-free reorganization under Section 368(a) of the Code;

(ii) Advisor Asset Manager 70% will not recognize gain or loss upon the transfer of substantially all of its assets to Asset Manager 70% in exchange solely for Asset Manager 70% Shares and the assumption of all liabilities of Advisor Asset Manager 70%, except that Advisor Asset Manager 70% may be required to recognize gain or loss with respect to contracts described in Section 1256(b) of the Code or stock in a passive foreign investment company, as defined in Section 1297(a) of the Code.;

(iii) Advisor Asset Manager 70% will not recognize gain or loss upon the distribution to its shareholders of the Asset Manager 70% Shares received by Advisor Asset Manager 70% in the Reorganization;

(iv) Asset Manager 70% will recognize no gain or loss upon receiving the properties of Asset Manager 70% in exchange solely for Asset Manager 70% Shares and the assumption of all liabilities of Advisor Asset Manager 70%;

(v) The adjusted basis to Asset Manager 70% of the properties of Advisor Asset Manager 70% received by Asset Manager 70% in the Reorganization will be the same as the adjusted basis of those properties in the hands of Advisor Asset Manager 70% immediately before the exchange;

(vi) Asset Manager 70%'s holding periods with respect to the properties of Advisor Asset Manager 70% that Asset Manager 70% acquires in the Reorganization will include the respective periods for which those properties were held by Advisor Asset Manager 70% (except where investment activities of Asset Manager 70% have the effect of reducing or eliminating a holding period with respect to an asset);

(vii) The Advisor Asset Manager 70% shareholders will recognize no gain or loss upon receiving Asset Manager 70% Shares solely in exchange for Advisor Asset Manager 70% shares;

(viii) The aggregate basis of the Asset Manager 70% Shares received by an Advisor Asset Manager 70% shareholder in the Reorganization will be the same as the aggregate basis of Advisor Asset Manager 70% shares surrendered by the Advisor Asset Manager 70% shareholder in exchange therefor;

(ix) An Advisor Asset Manager 70% shareholder's holding period for the Asset Manager 70% Shares received by the Advisor Asset Manager 70% shareholder in the Reorganization will include the holding period during which the Advisor Asset Manager 70% shareholder held Advisor Asset Manager 70% shares surrendered in exchange therefor, provided that the Advisor Asset Manager 70% shareholder held such shares as a capital asset on the date of the Reorganization.

Notwithstanding anything herein to the contrary, neither Advisor Asset Manager 70% nor Asset Manager 70% may waive the conditions set forth in this subsection 10(f).

11. COVENANTS OF ASSET MANAGER 70% AND ADVISOR ASSET MANAGER 70%.

(a) Asset Manager 70% and Advisor Asset Manager 70% each covenants to operate its respective business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include the payment of customary dividends and distributions;

(b) Advisor Asset Manager 70% covenants that it is not acquiring the Asset Manager 70% shares for the purpose of making any distribution other than in accordance with the terms of this Agreement;

(c) Advisor Asset Manager 70% covenants that it will assist Asset Manager 70% in obtaining such information as Asset Manager 70% reasonably requests concerning the beneficial ownership of Advisor Asset Manager 70%'s shares; and

(d) Advisor Asset Manager 70% covenants that its liquidation and termination will be effected in the manner provided in its Amended and Restated Declaration of Trust in accordance with applicable law and after the Closing Date, Advisor Asset Manager 70% will not conduct any business except in connection with its liquidation and termination.

12. TERMINATION; WAIVER.

Asset Manager 70% and Advisor Asset Manager 70% may terminate this Agreement by mutual agreement. In addition, either Asset Manager 70% or Advisor Asset Manager 70% may at its option terminate this Agreement at or prior to the Closing Date because:

(i) of a material breach by the other of any representation, warranty, or agreement contained herein to be performed at or prior to the Closing Date; or

(ii) a condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met.

In the event of any such termination, there shall be no liability for damages on the part of Advisor Asset Manager 70% or Asset Manager 70%, or their respective Trustees or officers.

13. SOLE AGREEMENT; AMENDMENTS; WAIVERS; SURVIVAL OF WARRANTIES.

(a) This Agreement supersedes all previous correspondence and oral communications between the parties regarding the subject matter hereof, constitutes the only understanding with respect to such subject matter, may not be changed except by a letter of agreement signed by each party hereto and shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.

(b) This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by the respective President, any Vice President, or Treasurer of Asset Manager 70% or Advisor Asset Manager 70%.

(c) Either Fund may waive any condition to its obligations hereunder, provided that such waiver does not have any material adverse effect on the interests of such Fund's shareholders.

The representations, warranties, and covenants contained in the Agreement, or in any document delivered pursuant hereto or in connection herewith, shall survive the consummation of the transactions contemplated hereunder.

14. DECLARATIONS OF TRUST.

A copy of each Fund's Declaration of Trust, as restated and amended, is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Fund as trustees and not individually and that the obligations of each Fund under this instrument are not binding upon any of such Fund's Trustees, officers, or shareholders individually but are binding only upon the assets and property of such Fund. Each Fund agrees that its obligations hereunder apply only to such Fund and not to its shareholders individually or to the Trustees of such Fund.

15. ASSIGNMENT.

This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer of any rights or obligations hereunder shall be made by any party without the written consent of the other parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be deemed to be an original.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by an appropriate officer.

FIDELITY CHARLES STREET TRUST

on behalf of Fidelity Advisor Asset Manager 70%

/s/ John R. Hebble

John R. Hebble

President and Treasurer

FIDELITY CHARLES STREET TRUST

on behalf of Fidelity Asset Manager 70%

/s/ John R. Hebble

John R. Hebble

President and Treasurer